UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2025

ARAX HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

820 E Park Ave, F Ste. 100 Tallahassee, Florida	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 850 254 1161

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 20, 2025, ARAX Holdings Corp announced the official release of Core Chronicles #8 – Episode 4, a pivotal multimedia showcase that highlights the launch and integration of several infrastructure-level platforms forming the company’s next-generation financial and settlement architecture. The episode, titled “Off the Rails: RWA Settlement Rails and Digital Finance Infrastructure”, is now available publicly on YouTube: https://youtu.be/88xFe08GtsY

This announcement marks a significant milestone in ARAX’s journey to deliver a full-stack programmable settlement ecosystem for real-world asset (RWA) markets, FX, commodities, and digital finance.

Key Platforms Featured in Episode 4:

●	PayTo – A cross-asset programmable payment rail supporting real-time transfers, identity-bound transactions, and multi-asset conversion (crypto, fiat, stable tokens, and RWA tokens). https://payto.money

●	PayPass – Smart payment passes integrated with Apple and Google Wallet, linking user identity, asset preference, and merchant verification seamlessly. https://payto.onl

●	MoneyX – The STC1 stable token engine enabling FX-grade programmable digital fiat (USD, EUR, CHF, etc.), backed by fingerprint-based auditing, compliant with MiCA and GENIUS regulations.

●	Wall Money – A multi-asset neo-banking super-app with card issuance, FX, commodity support, and full integration with the Core Blockchain, CorePass, and Ping Exchange.

Together, these platforms form a complete end-to-end financial settlement stack, enabling:

●	Instant FX and cross-border settlement

●	Identity-enforced payments

●	Full integration with tokenization and exchange platforms

●	Real-time liquidity and programmable value movement across any supported asset

Strategic Significance

The ARAX settlement ecosystem solves one of the largest bottlenecks in the real-world asset sector: real-time financial utility. By bridging blockchain-native assets with global financial infrastructure through verified, secure, and programmable rails, ARAX is redefining how real-world value is issued, exchanged, and spent.

This ecosystem is designed for use by:

●	Commodity traders

●	FX service providers

●	Digital banks and payment networks

●	Tokenization platforms

●	ESG and carbon credit frameworks

ARAX Holdings Corp believes this milestone reinforces its commitment to building a globally scalable, regulation-ready infrastructure for digital ownership, trade, and finance.

While the Company is currently delinquent in certain SEC filings due to ongoing efforts to complete its audits, which are nearing finalization, ARAX continues to diligently work on furthering its business objectives, including developing innovative Use Cases for its Blockchain as a Platform (BaaP) technology, expanding revenue streams, and enhancing shareholder value.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Investor@arax.cc

Arax Holdings Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

Dated: November 26, 2025	By:	/s/ Christopher D. Strachan
Christopher D. Strachan
Chief Financial Officer